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                                                                    EXHIBIT 23.2


                                                          MORRISON, BROWN, ARGIZ
                                                                       + COMPANY

                                                    Certified Public Accountants



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Registration Statement of Coastal Community Group, Inc. on Form SB-2, of our report dated May 14, 1999, appearing in the Prospectus, which is part of this Registration Statement, relating to the financial statements of Coastal Community Group, Inc. as of December 31, 1998 and April 30, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Morrison, Brown, Argiz & Company

Miami, Florida
August 18,1999











1001 Brickell Bay Drive, 9th Floor, Miami, Florida 33131 phone 305.373.5500 fax
305.373.0056 http://www.mba-cpa.com 1600 Stout Street, 11th Floor, Denver, Colorado 80202 phone 303.615.9500 fax 303.615.9572